Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong Third Quarter 2012 Earnings, Led By

Robust Wealth Management Revenues and Residential Mortgage Gains

BRYN MAWR, Pa., October 25, 2012—Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced net income for the three months ended September 30, 2012 of $5.4 million, an increase of $195 thousand, or 3.7%, as compared to net income of $5.2 million for the same period in 2011. Diluted earnings per share of $0.41 for the three months ended September 30, 2012 remain unchanged from the same period in 2011. Included in the net income for the quarter were due diligence and merger-related expenses of $316 thousand and $188 thousand in prepayment penalties related to the early extinguishment of $9.4 million of debt. Contributing significantly to the Corporation’s solid performance for the quarter was a $1.9 million increase in revenue for Wealth Management services along with a $1.1 million increase in gain on sale of mortgage loans for the three months ended September 30, 2012, as compared to the same period in 2011.

On October 25, 2012, the Board of Directors of the Corporation declared a quarterly dividend of $0.16 per share. The dividend is payable December 1, 2012, to shareholders of record as of November 6, 2012.

Ted Peters, Chairman and Chief Executive Officer commented, “The Corporation has posted yet another excellent quarter driven by strong non-interest revenue, which was able to offset increases in non-interest expense during the quarter. The revenue from Wealth Management services reported during the quarter demonstrated the impact of the May 15, 2012 acquisition of the Davidson Trust Company.” Mr. Peters added, “The continuing low-interest- rate environment has helped sustain the residential mortgage refinancing trend, allowing the Corporation to record its third consecutive quarterly increase in gain on sale of residential mortgage loans. We are pleased that these sources of non-interest income have more than compensated for the continuing pressure on our net interest margin.”

The previously announced acquisition of consumer and business deposit and loan accounts, as well as a branch location in Wilmington, Delaware, from the First Bank of Delaware, which is anticipated to increase loans by approximately $90 million and deposits by approximately $60 million, is expected to close during the fourth quarter of 2012. An amendment to the original purchase agreement between the Corporation and the First Bank of Delaware was filed on Form 8-K on October 18, 2012 with the Securities and Exchange Commission.

Mr. Peters continued, “We are looking forward to completing the First Bank of Delaware transaction. The acquisition will expand our footprint in Delaware, complementing Lau Associates and the Bryn Mawr Trust Company of Delaware, and enable us to establish a commercial banking foothold in the attractive Delaware market.”

SIGNIFICANT ITEMS OF NOTE

•

Net income for the three months ended September 30, 2012 increased $195 thousand, or 3.7%, as compared to the same period in 2011. The Corporation experienced significant increases in revenue for Wealth Management services and gain on sale of residential mortgage loans, as well as a substantial decrease in the provision for loan and lease losses for the three months ended September 30, 2012, as compared to the same period in 2011. These improvements were partially offset by increases in salaries and employee benefits, occupancy, intangible asset amortization, due diligence and merger-related expense and other operating expenses.

•

Non-interest income of $12.2 million for the three months ended September 30, 2012, represented 43.4% of total revenue (net interest income plus non-interest income) and was a $3.0 million, or 32.2%, increase from the same period in 2011. Non-interest income represented 37.1% of total revenue for the three months ended September 30, 2011.

•	Comprising a significant portion of non-interest income, revenue from Wealth Management services for the three months ended September 30, 2012 was $8.0 million,

an increase of 31.1% from the $6.1 million generated during the same period in 2011, reflecting the effects of the May 15, 2012 acquisition of the Davidson Trust Company (“DTC”). Wealth Management Division assets under management, administration, supervision and brokerage as of September 30, 2012 were $6.5 billion, an increase of $1.7 billion, or 34.2%, from December 31, 2011, and a $2.0 billion, or 44.0% increase, from September 30, 2011. A significant portion of this increase was the result of the DTC acquisition, along with additional organic growth from within the Wealth Management division.

•

Non-interest expense for the three months ended September 30, 2012 totaled $18.9 million, an increase of $3.2 million from the same period in 2011. Factors contributing to this increase included a $1.3 million increase in salaries and employee benefits and a $333 thousand increase in occupancy-related costs, largely related to the acquisition of DTC. In addition, due diligence and merger-related expenses increased by $180 thousand related to the pending First Bank of Delaware transaction. Other increases in non-interest expense between the periods included a $433 thousand increase in deferred compensation expense which totaled $120 thousand for the three months ended September 30, 2012 as compared to a credit of $313 thousand for the same period in 2011. This deferred compensation expense is discussed below under the heading, “Correction of an Immaterial Accounting Error.” In addition the Corporation incurred a $188 thousand prepayment penalty resulting from the early extinguishment of $9.4 million of debt.

•

Tax-equivalent net interest income of $16.0 million for the three months ended September 30, 2012 increased $278 thousand, or 1.8%, from the $15.7 million of tax-equivalent net interest income for the same period in 2011.

•

The tax-equivalent net interest margin of 3.78% for the three months ended September 30, 2012 declined 12 basis points from 3.90% for the same period in 2011. The effect of this decline in tax-equivalent net interest margin was more than offset by an $84.5 million increase in average interest-earning assets, relative to a $32.4 million increase in average interest-bearing liabilities, between the two periods. In addition, the average balance of non-interest-bearing deposits increased by $39.7 million between the two periods.

•

The Corporation took strategic steps during the quarter to reduce certain of its higher rate interest-bearing liabilities. In particular, at the end of the third quarter, the Corporation prepaid $7.5 million of subordinated debt in addition to a $1.9 million commercial mortgage. These early extinguishments of debt generated a prepayment penalty of $188 thousand.

•

Net gain on sale of residential mortgage loans for the three months ended September 30, 2012 was $1.8 million as compared to $764 thousand for the same period in 2011. The 140.4% increase was attributable to a significant increase in residential mortgage loan originations between the periods as the low-rate environment continued to spur refinancing activity.

•

Deposits of $1.40 billion as of September 30, 2012 increased $16.2 million, or 1.2%, from $1.38 billion as of December 31, 2011. Primarily contributing to this slight increase was a $100.1 million increase in money market accounts, offset by decreases of $27.7 million in wholesale non-maturity deposits, $13.6 million in wholesale time deposits and $37.8 million in time deposits. Non-interest-bearing deposits continue to be strong, representing 23.4% of total deposits as of September 30, 2012.

•

Total portfolio loans and leases of $1.31 billion as of September 30, 2012 increased by $18.3 million from December 31, 2011. Loan growth was primarily concentrated in the commercial mortgage segment of the portfolio, partially offset by decreases in the construction and home equity segments of the portfolio.

•

Nonperforming loans and leases as of September 30, 2012 totaled $13.8 million, or 1.05% of portfolio loans and leases, as compared to $14.3 million, or 1.11% of portfolio loans and leases as of December 31, 2011. More recently, however, nonperforming loans and leases have declined significantly from $22.6 million at March 31, 2012 and $18.3 million at June 30, 2012.

•

The provision for loan and lease losses (the “Provision”) for the three months ended September 30, 2012 was $1.0 million, a decrease of $828 thousand as compared to the same period in 2011. The decrease in the Provision between periods was primarily due to a $1.0 million reduction in net charge-offs for the three months ended September 30, 2012, as compared to the same period in 2011.

•

The allowance for loan and lease losses, as of September 30, 2012, of $13.6 million, was 1.04% of portfolio loans and leases, as compared to $12.8 million, or 0.98% of portfolio loans and leases as of December 31, 2011.

•

Available for sale investment securities as of September 30, 2012 totaled $316.6 million, as compared to $273.8 million as of December 31, 2011. The net gain on sale of available for sale investment securities for the three months ended September 30, 2012 was $416 thousand, as compared to a gain of $343 thousand for the same period in 2011.

•	The capital ratios for the Bank and the Corporation, as shown in the table at page 15, indicate levels well above the regulatory minimum to be considered “well capitalized”.

•

Construction is well underway on our full-service branch in Bala Cynwyd, Pennsylvania, just outside Philadelphia. The branch is projected to be completed and open for business before the end of the year. The Corporation is continuing to look for additional opportunities to expand in the state of Delaware in order to complement the Lau Associates and Bryn Mawr Trust of Delaware offices and the soon-to-be-acquired First Bank of Delaware branch location.

OTHER INFORMATION

Correction of an Immaterial Accounting Error

In September 2012, the Corporation identified an immaterial accounting error related to two of its deferred compensation plans. The provisions of the deferred compensation plans enabled certain executives and directors to have bonus payments and director fees deferred, and allowed the participants to direct the investment of these deferred amounts. Because one of the investment choices offered to the participants was the Corporation’s common stock, this stock was placed in a trust owned by the Corporation whose fair market value was periodically adjusted to reflect changes in the stock’s price. The portion of this trust that contained the Corporation’s common stock was incorrectly reported as an asset on the Corporation’s balance sheet. Changes in the fair market value of the asset were reflected as increases or decreases in the value of the asset, as well as increases or decreases in the value of the liability to the participants. The stock held in the trust should have been classified as treasury stock and should have been reported in the stockholders’ equity section of the Corporation’s balance sheet, at cost. The resulting corrections involved adjustments to assets and stockholders’ equity, as well as adjustments to other operating expense, as changes in the fair market value of the Corporation’s common stock held in the trust are charged to deferred compensation expense, a component of other operating expense. All periods presented in the tables accompanying this earnings release have been revised to reflect this correction. In addition, a reconciliation of net income, basic and diluted earnings per common share, total assets, retained earnings, and number of shares and cost of treasury stock, indicating their originally reported amounts and their corrected amounts, is included at page 18 below.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, October 26, 2012. Interested parties may participate by calling 1-877-317-6789, conference number 10018204. A taped replay of the conference call will be available within one hour after the conclusion of the call and will remain available through November 12, 2012. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 10018204.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic”, “are looking”, “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions including our acquisition of Davidson Trust Company and the anticipated acquisition of First Bank of Delaware; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income—(unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011
Interest income	$18,081	$18,188	$18,372	$18,727	$18,691
Interest expense	2,130	2,285	2,387	2,772	3,018

Net interest income	15,951	15,903	15,985	15,955	15,673
Provision for loan and lease losses	1,000	1,003	1,000	1,056	1,828

Net interest income after provision for loan and lease losses	14,951	14,900	14,985	14,899	13,845
Fees for wealth management services	7,993	7,211	6,229	6,306	6,098
Loan servicing and other fees	432	436	435	454	449
Service charges on deposits	634	609	580	654	646
Net gain on sale of residential mortgage loans	1,837	1,304	1,170	699	764
Net gain on sale of available for sale investments	416	716	—	373	343
Net (loss) gain on sale of other real estate owned (“OREO”)	(45)	—	(41)	(38)	70
BOLI income	107	105	118	114	115
Other operating income	874	1,000	1,096	909	779

Non-interest income	12,248	11,381	9,587	9,471	9,264
Salaries and wages	8,703	8,075	7,505	7,404	7,639
Employee benefits	1,903	2,023	2,160	1,889	1,674
Occupancy and bank premises	1,488	1,395	1,375	1,424	1,225
Furniture fixtures and equipment	935	940	891	938	865
Advertising	267	359	320	257	204
Net impairment (recovery) of mortgage servicing rights	105	87	(110)	114	468
Amortization of mortgage servicing rights	243	256	219	225	197
Intangible asset amortization	669	560	509	522	541
FDIC insurance	262	234	219	218	238
Merger related / due diligence expense	316	914	209	(79)	135
Professional fees	609	571	657	647	516
Other operating expenses	3,389	2,714	2,841	3,180	1,970

Non-interest expense	18,889	18,128	16,795	16,739	15,672
Income before income taxes	8,310	8,153	7,777	7,631	7,437
Income tax expense	2,885	2,808	2,704	2,627	2,207

Net income	$5,425	$5,345	$5,073	$5,004	$5,230

Per share data:
Weighted average shares outstanding	13,149,050	13,072,963	12,979,746	12,901,266	12,861,926
Dilutive common shares	146,377	158,570	147,502	99,964	36,306

Adjusted weighted average dilutive shares	13,295,427	13,231,533	13,127,248	13,001,230	12,898,232

Basic earnings per common share	$0.41	$0.41	$0.39	$0.39	$0.41
Diluted earnings per common share	$0.41	$0.40	$0.39	$0.38	$0.41
Dividend declared per share	$0.16	$0.16	$0.16	$0.15	$0.15
Effective tax rate	34.7%	34.4%	34.8%	34.4%	29.7%

Bryn Mawr Bank Corporation

Consolidated Statements of Income—(unaudited)

(Dollars in thousands, except per share data)

	For The Nine Months Ended
	Sep 30, 2012	Sep 30, 2011
Interest income	$54,641	$55,836
Interest expense	6,802	8,889

Net interest income	47,839	46,947
Provision for loan and lease losses	3,003	5,032

Net interest income after provision for loan and lease losses	44,836	41,915
Fees for wealth management services	21,433	15,363
Loan servicing and other fees	1,303	1,370
Service charges on deposits	1,823	1,841
Net gain on sale of residential mortgage loans	4,311	1,818
Net gain on sale of available for sale investments	1,132	1,410
BOLI income	330	348
Net loss on sale of other real estate owned (“OREO”)	(86)	(59)
Other operating income	2,970	2,497

Non-interest income	33,216	24,588
Salaries and wages	24,283	20,680
Employee benefits	6,086	5,000
Occupancy and bank premises	4,258	3,752
Furniture fixtures and equipment	2,766	2,571
Advertising	946	909
Net impairment of mortgage servicing rights	82	672
Amortization of mortgage servicing rights	718	524
Intangible asset amortization	1,738	968
FDIC insurance	715	968
Merger expense	1,410	457
Due diligence	29	159
Merger related / due diligence expense	1,439	616
Professional fees	1,837	1,664
Other operating expenses	8,944	6,666

Non-interest expense	53,812	44,990
Income before income taxes	24,240	21,513
Income tax expense	8,397	6,915

Net income	$15,843	$14,598

Per share data:
Weighted average shares outstanding	13,067,551	12,578,460
Dilutive common shares	133,799	22,512

Adjusted weighted average shares	13,201,350	12,600,972

Basic earnings per common share	$1.21	$1.16
Diluted earnings per common share	$1.20	$1.16
Dividend declared per share	$0.48	$0.45
Effective tax rate	34.6%	32.1%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets—(unaudited)

(Dollars in thousands)

	Sep 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2012	2012	2012	2011	2011
Assets
Interest bearing deposits with banks	$23,455	$68,133	$55,548	$57,265	$52,205
Money market funds	104	191	211	104	106
Investment securities—available for sale	316,644	331,407	328,215	273,822	277,187
Investment securities—trading	1,399	1,342	1,556	1,436	1,318
Loans held for sale	3,420	1,668	5,784	1,588	4,857
Portfolio loans:
Consumer	17,342	15,920	13,644	11,429	12,235
Commercial & industrial	274,351	264,116	270,766	267,204	271,228
Commercial mortgages	472,354	445,254	430,896	419,130	414,656
Construction	22,161	33,815	51,274	52,844	59,303
Residential mortgages	301,054	304,249	306,911	306,478	279,696
Home equity lines & loans	195,315	202,676	202,015	207,917	209,687
Leases	31,136	30,549	28,974	30,390	31,552

Total portfolio loans and leases	1,313,713	1,296,579	1,304,480	1,295,392	1,278,357
Earning assets	1,658,735	1,699,320	1,695,794	1,629,607	1,614,030
Cash and due from banks	13,526	13,147	11,939	11,771	10,801
Allowance for loan and lease losses	(13,638)	(13,140)	(13,040)	(12,753)	(11,654)
Premises and equipment	29,238	28,911	28,680	29,328	29,615
Accrued interest receivable	5,963	6,009	6,037	6,061	6,075
Mortgage servicing rights	4,257	4,220	4,217	4,041	4,206
Goodwill	29,588	29,752	24,689	24,689	23,169
Other intangible assets	22,351	22,855	17,504	18,014	18,536
Bank owned life insurance (“BOLI”)	19,765	19,658	19,552	19,434	19,321
FHLB stock	10,717	10,746	11,009	11,588	12,198
Net Deferred income tax asset	11,478	11,432	12,991	13,845	13,874
Other investments	4,438	4,424	4,095	4,107	3,524
Other assets	18,111	16,021	12,944	13,641	12,075

Total assets	$1,814,529	$1,853,355	$1,836,411	$1,773,373	$1,755,770

Liabilities and shareholders’ equity
Interest-bearing checking	$226,206	$237,126	$235,841	$233,562	$224,609
Money market	493,829	468,314	418,503	393,729	384,463
Savings	132,402	133,204	135,912	130,613	130,910
Wholesale non-maturity deposits	37,458	35,365	66,518	65,173	65,428
Wholesale time deposits	9,942	22,505	22,062	23,550	28,992
Time deposits	171,498	193,081	212,003	209,333	224,331

Interest-bearing deposits	1,071,335	1,089,595	1,090,839	1,055,960	1,058,733
Non-interest bearing deposits	327,214	336,972	334,918	326,409	292,415

Total deposits	1,398,549	1,426,567	1,425,757	1,382,369	1,351,148
Subordinated debentures	15,000	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	—	—	—	11,992
Short-term borrowings	11,629	14,675	13,254	12,863	22,535
FHLB advances and other borrowings	162,816	169,589	164,697	147,795	140,532
Other liabilities	25,280	23,956	20,538	23,466	21,278
Shareholders’ equity	201,255	196,068	189,665	184,380	185,785

Total liabilities and shareholders’ equity	$1,814,529	$1,853,355	$1,836,411	$1,773,373	$1,755,770

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets—(unaudited)

(Dollars in thousands)

	2012	2012	2012	2011	2011
	3Q	2Q	1Q	4Q	3Q
Assets
Interest bearing deposits with banks	$53,576	$57,542	$38,337	$56,570	$57,855
Money market funds	191	192	219	109	108
Investment securities—available for sale	328,051	321,420	304,215	279,405	283,254
Investment securities—trading	1,343	1,546	1,437	1,319	1,338
Loans held for sale	2,972	3,810	3,935	3,888	6,060
Portfolio loans and leases	1,300,811	1,290,209	1,295,617	1,282,916	1,253,804

Earning assets	1,686,944	1,674,719	1,643,760	1,624,207	1,602,419
Cash and due from banks	12,922	12,259	11,539	11,516	11,905
Allowance for loan and lease losses	(13,337)	(13,383)	(13,089)	(12,110)	(11,790)
Premises and equipment	29,077	28,866	29,095	29,586	29,706
Goodwill	29,751	26,201	24,688	23,186	23,169
Other intangible assets	22,580	21,427	17,804	18,319	18,860
Bank owned life insurance	19,695	19,589	19,480	19,359	19,246
Deferred income taxes	11,179	12,212	13,637	13,972	13,404
Other assets	33,992	34,651	36,735	35,665	35,501

Total assets	$1,832,803	$1,816,541	$1,783,649	$1,763,700	$1,742,420

Liabilities and shareholders’ equity
Interest-bearing checking	$229,853	$236,131	$227,817	$224,648	$225,569
Money market	486,798	436,717	406,972	394,150	367,276
Savings	133,315	133,105	132,451	132,617	131,421
Wholesale non-maturity deposits	35,956	47,463	65,117	65,127	65,177
Wholesale time deposits	13,809	22,280	22,354	27,749	29,187
Time deposits	178,711	203,344	210,973	214,684	234,645

Interest-bearing deposits	1,078,442	1,079,040	1,065,684	1,058,975	1,053,275
Non-interest bearing deposits	330,179	323,539	305,468	304,883	290,468

Total deposits	1,408,621	1,402,579	1,371,152	1,363,858	1,343,743
Subordinated debentures	21,114	22,500	22,500	22,500	22,500
Junior subordinated debentures	—	—	—	10,294	12,000
Short-term borrowings	13,273	13,149	13,885	15,147	10,908
FHLB advances and other borrowings	167,251	163,908	165,402	140,177	148,963
Other liabilities	25,100	23,158	25,259	24,991	21,482
Shareholders’ equity	197,444	191,247	185,451	186,733	182,824

Total liabilities and shareholders’ equity	$1,832,803	$1,816,541	$1,783,649	$1,763,700	$1,742,420

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets—(unaudited)

(Dollars in thousands)

	2012	2011
	Year-to-Date	Year-to-Date
Assets
Interest bearing deposits with banks	$49,832	$50,778
Money market funds	201	167
Investment securities—available for sale	317,932	296,524
Investment securities—trading	1,442	1,345
Loans held for sale	3,435	4,299
Portfolio loans and leases	1,295,700	1,233,393

Earning assets	1,668,542	1,586,506
Cash and due from banks	12,242	12,249
Allowance for loan and lease losses	(13,270)	(11,157)
Premises and equipment	29,013	29,389
Goodwill	26,890	20,211
Intangible assets	20,611	12,554
Bank owned life insurance	19,588	19,130
FHLB stock	10,824	12,851
Deferred tax asset	12,339	14,133
Other assets	24,298	25,013

Total assets	$1,811,077	$1,720,879

Liabilities and shareholders’ equity
Interest-bearing checking	$231,262	$227,566
Money market	443,654	353,965
Savings	132,958	131,692
Wholesale non-maturity deposits	49,462	68,691
Wholesale time deposits	19,460	31,333
Time deposits	197,607	237,948

Interest-bearing deposits	1,074,403	1,051,195
Non-interest bearing deposits	319,767	281,714

Total deposits	1,394,170	1,332,909
Subordinated debentures	22,035	22,500
FHLB advances and other borrowings	165,717	147,189
Junior subordinated debentures	—	12,012
Short-term borrowings	13,244	10,110
Other liabilities	24,508	23,095
Shareholders’ equity	191,403	173,064

Total liabilities and shareholders’ equity	$1,811,077	$1,720,879

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

September 30, 2012

	2012	2012	2012	2011	2011
For the period end:	3Q	2Q	1Q	4Q	3Q
Asset Quality Data
Nonaccrual loans and leases	$13,816	$14,929	$22,570	$14,315	$14,208
90 + days past due loans—still accruing	—	3,376	—	—	—

Nonperforming loans and leases	13,816	18,305	22,570	14,315	14,208
Other real estate owned	412	865	404	549	1,301

Total nonperforming assets	$14,228	$19,170	$22,974	$14,864	$15,509

Troubled debt restructurings included in nonperforming	$3,740	$4,005	$4,223	$4,300	$901
Troubled debt restructurings in compliance with modified terms	8,379	8,302	7,970	7,166	7,182

Total troubled debt restructurings	$12,119	$12,307	$12,193	$11,466	$8,083
Nonperforming loans and leases / portfolio loans	1.05%	1.41%	1.73%	1.11%	1.11%
Nonperforming assets / assets	0.78%	1.03%	1.25%	0.84%	0.88%
Net loan charge-offs (recoveries) (annualized) / average loans	0.16%	0.26%	0.21%	-0.02%	0.49%
Net lease (recoveries) charge-offs (annualized) / average leases	-0.23%	0.94%	0.67%	0.22%	0.37%
Net loan and lease charge-offs (recoveries) (annualized) / average loans and leases	0.16%	0.28%	0.23%	-0.01%	0.49%
Delinquency rate—loans and leases >30days	1.01%	1.36%	1.52%	1.37%	1.33%
Delinquent loans and leases—30-89 days	$1,954	$2,722	$5,468	$5,311	$4,480
Delinquency rate—loans and leases 30-89 days	0.15%	0.21%	0.28%	0.29%	0.35%
Changes in the allowance for loan and lease losses
Balance, beginning of period	$13,140	$13,040	$12,753	$11,654	$11,341
Charge-offs	(618)	(960)	(839)	(466)	(1,817)
Recoveries	116	57	126	509	302

Net (charge-offs) / recoveries	(502)	(903)	(713)	43	(1,515)
Provision for loan and lease losses	1,000	1,003	1,000	1,056	1,828

Balance, end of period	$13,638	$13,140	$13,040	$12,753	$11,654

Allowance for loan and lease losses / loans and leases	1.04%	1.01%	1.00%	0.98%	0.91%
Allowance for loan and lease losses / nonperforming loans and leases	98.7%	71.8%	57.8%	89.1%	82.0%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

September 30, 2012

	2012	2012	2012	2011	2011
For the period and period end:	3Q	2Q	1Q	4Q	3Q
Selected ratios (annualized):
Return on average assets	1.18%	1.18%	1.14%	1.13%	1.14%
Return on average shareholders’ equity	10.93%	11.24%	11.00%	10.63%	11.35%
Return on average tangible equity (a non-GAAP measure) (2)	14.87%	14.97%	14.27%	13.67%	14.74%
Yield on loans and leases*	5.21%	5.31%	5.33%	5.45%	5.52%
Yield on interest earning assets*	4.28%	4.39%	4.51%	4.59%	4.64%
Cost of interest bearing funds	0.66%	0.72%	0.76%	0.88%	0.96%
Net interest margin*	3.78%	3.84%	3.93%	3.91%	3.90%
Book value per share	$15.02	$14.73	$14.40	$14.07	$14.29
Tangible book value per share	$11.14	$10.77	$11.20	$10.78	$11.08
Period end shares outstanding	13,399,635	13,316,469	13,168,555	13,106,353	12,999,712
Selected data:
Mortgage loans originated	$64,455	$51,427	$55,385	$60,467	$38,998
Mortgage loans sold—servicing retained	$54,992	$41,986	$32,778	$20,883	$26,090
Mortgage loans sold—servicing released	—	2,238	1,223	1,164	1,922

Total mortgage loans sold	$54,992	$44,224	$34,001	$22,047	$28,012
Yield on loans sold	3.34%	2.95%	3.44%	3.17%	2.73%
Mortgage loans serviced for others	$583,859	$575,533	$571,440	$574,422	$593,125
Total Wealth assets under management / administration / supervision / brokerage (1)	$6,482,835	$6,275,940	$5,152,965	$4,831,631	$4,501,433

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

September 30, 2012

	2012	2011
	Year-to-date	Year-to-date
Selected ratios (annualized):
Return on average assets	1.17%	1.13%
Return on average shareholders’ equity	11.06%	11.28%
Return on average tangible equity (a non-GAAP measure) (2)	14.71%	13.91%
Yield on loans and leases*	5.29%	5.60%
Yield on interest earning assets*	4.40%	4.74%
Cost of interest bearing funds	0.71%	0.96%
Net interest margin*	3.85%	3.99%
Selected data:
Mortgage loans originated	$171,267	$108,214
Mortgage loans sold—servicing retained	$129,756	$54,349
Mortgage loans sold—servicing released	3,461	5,066

Total mortgage loans sold	$133,217	$59,415

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(2)	Tangible equity equals shareholders’ equity minus goodwill and other intangible assets.

Investment Portfolio - AFS
($’s in thousands)	As of September 30, 2012			As of December 31, 2011			As of Sept, 2011
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain/(Loss)	Amortized Cost	Fair Value	Net Unrealized Gain/(Loss)	Amortized Cost	Fair Value	Net Unrealized Gain/(Loss)
Obligations of U. S. government and agencies	$83,472	$84,354	$882	$104,252	$104,570	$318	$ 114,072	$114,509	$437
State & political subdivisions	19,240	19,445	205	8,210	8,366	156	3,428	3,467	39
Mortgage backed securities	125,573	129,411	3,838	95,713	97,834	2,121	104,783	107,097	2,314
Collateralized mortgage obligations	65,168	65,621	453	32,418	32,623	205	21,695	21,920	225
Equity securities	—	—	—	—	—	—	243	284	41
Other debt securities	1,900	1,900	—	1,900	1,882	(18)	1,400	1,400	—
Bond—mutual funds	11,456	11,504	48	12,091	11,904	(187)	11,940	11,860	(80)
Investment CD’s	2,365	2,382	17	2,411	2,420	9	2,425	2,430	5
Other investments	1,798	2,027	229	1,454	1,505	51	1,463	1,458	(5)
Corporate bonds	—	—	—	12,616	12,718	102	12,664	12,762	98

Total Investment Portfolio	$310,972	$316,644	$5,672	$271,065	$273,822	$2,757	$ 274,113	$277,187	$3,074

Capital Ratios
	Regulatory Minimum
	To Be
	Well Capitalized	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Bryn Mawr Trust Company Consolidated
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.99%	11.75%	12.17%	11.76%	11.31%
Total (Tier II) Capital to RWA	10.00%	14.09%	14.36%	14.78%	14.35%	13.81%
Tier I Leverage Ratio	5.00%	9.23%	9.14%	9.56%	9.35%	9.14%
Tangible Equity Ratio		8.85%	8.41%	8.70%	8.66%	8.78%
Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.64%	11.30%	11.52%	11.16%	11.62%
Total (Tier II) Capital to RWA	10.00%	13.74%	13.90%	14.23%	13.74%	14.11%
Tier I Leverage Ratio	5.00%	8.98%	8.80%	9.07%	8.89%	9.40%
Tangible Equity Ratio		8.58%	8.07%	8.22%	8.19%	8.41%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields—(unaudited)

	3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012			4th Quarter 2011			3rd Quarter 2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$53,576	$34	0.25%	$57,542	$30	0.21%	$38,337	$23	0.24%	$56,570	$27	0.19%	$57,855	$29	0.20%
Money market funds	191	—	—	192	—	—	219	—	—	109	—	—	108	—	—
Investment securities available for sale:
Taxable	309,570	960	1.23%	307,371	1,067	1.40%	294,593	1,136	1.55%	272,869	1,055	1.53%	279,321	1,171	1.66%
Tax-exempt	18,481	82	1.77%	14,049	66	1.89%	9,622	53	2.22%	6,536	31	1.88%	3,933	18	1.82%

Investment securities available for sale	328,051	1,042	1.26%	321,420	1,133	%	304,215	1,189	1.57%	279,405	1,086	1.54%	283,254	1,189	1.67%
Investment securities —trading	1,343	5	1.48%	1,546	12	1.42%	1,437	4	1.12%	1,319	8	2.41%	1,338	8	2.37%
Loans and leases *	1,303,783	17,089	5.21%	1,294,019	17,094	5.31%	1,299,552	17,234	5.33%	1,286,804	17,672	5.45%	1,259,864	17,529	5.52%

Total interest earning assets	1,686,944	18,170	4.28%	1,674,719	18,269	4.39%	1,643,760	18,450	4.51%	1,624,207	18,793	4.59%	1,602,419	18,755	4.64%
Cash and due from banks	12,922			12,259			11,539			11,516			11,905
Less allowance for loan and lease losses	(13,337)			(13,383)			(13,089)			(12,110)			(11,790)
Other assets	146,274			142,946			141,439			140,087			139,886

Total assets	$1,832,803			$1,816,541			$1,783,649			$1,763,700			$1,742,420

Liabilities:
Savings, NOW and market rate deposits	$849,966	$567	0.27%	$805,953	$586	0.29%	$767,240	$559	0.29%	$751,415	$711	0.38%	$724,266	$772	0.42%
Other wholesale deposits	35,956	34	0.38%	47,463	43	0.36%	65,117	53	0.33%	65,127	50	0.30%	65,177	51	0.31%
Wholesale deposits	13,809	21	0.60%	22,280	24	0.43%	22,354	24	0.43%	27,749	73	1.04%	29,187	86	1.17%
Time deposits	178,711	316	0.70%	203,344	412	0.81%	210,973	490	0.93%	214,684	520	0.96%	234,645	585	0.99%

Total interest-bearing deposits	1,078,442	938	0.35%	1,079,040	1,065	0.40%	1,065,684	1,126	0.42%	1,058,975	1,354	0.51%	1,053,275	1,494	0.56%
Subordinated debentures	21,114	271	5.11%	22,500	291	5.20%	22,500	291	5.20%	22,500	287	5.06%	22,500	279	4.92%
Junior subordinated debentures	—	—	—%	—	—	—%	—	—	—%	10,294	236	9.10%	12,000	271	8.96%
Short-term borrowings	13,273	4	0.12%	13,149	5	0.15%	13,885	6	0.17%	15,147	6	0.16%	10,908	6	0.22%
FHLB advances and other borrowings	167,251	918	2.18%	163,908	924	2.27%	165,402	964	2.34%	140,177	889	2.52%	148,963	968	2.58%

Total Borrowings	201,638	1,193	2.35%	199,557	1,220	2.46%	201,787	1,261	2.51%	188,118	1,418	2.99%	194,371	1,524	3.11%
Total interest-bearing liabilities	1,280,080	2,131	0.66%	1,278,597	2,285	0.72%	1,267,471	2,387	0.76%	1,247,093	2,772	0.88%	1,247,646	3,018	0.96%
Noninterest-bearing deposits	330,179			323,539			305,468			304,883			290,468
Other liabilities	25,100			23,158			25,259			24,991			21,482

Total noninterest-bearing liabilities	355,279			346,697			330,727			329,874			311,950
Total liabilities	1,635,359			1,625,294			1,598,198			1,576,967			1,559,596
Shareholders’ equity	197,444			191,247			185,451			186,733			182,824

Total liabilities and shareholders’ equity	$1,832,803			$1,816,541			$1,783,649			$1,763,700			$1,742,420

Interest income to earning assets			4.28%			4.39%			4.51%			4.59%			4.64%
Net interest spread			3.62%			3.67%			3.75%			3.71%			3.68%
Effect of noninterest-bearing sources			0.16%			0.17%			0.18%			0.20%			0.22%

Net interest income/ margin on earning assets		$16,039	3.78%		$15,984	3.84%		$16,063	3.93%		$16,021	3.91%		$15,737	3.90%

Tax equivalent adjustment		$88	0.02%		$81	0.02%		$79	0.02%		$66	0.02%		$64	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Nine Months ended September 30,

	2012			2011
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$49,832	86	0.23%	$50,778	$88	0.23%
Federal funds sold	—	—	—	—	—	—%
Money market funds	201	—	%	167	1	0.80%
Investment securities available for sale:
Taxable	303,865	3,166	1.39%	283,354	3,824	1.80%
Tax-exempt	14,067	224	2.13%	11,486	287	3.34%

Investment securities—available for sale	317,932	3,390	1.42%	294,840	4,111	1.86%
Investment securities—trading	1,442	21	1.95%	1,345	24	2.39%
Loans and leases *	1,299,135	51,473	5.29%	1,237,692	51,882	5.60%

Total interest earning assets	1,668,542	54,949	4.40%	1,583,477	56,106	4.74%
Cash and due from banks	12,242			12,249
Less allowance for loan and lease losses	(13,270)			(11,157)
Other assets	143,563			137,793

Total assets	$1,811,077			$1,722,362

Liabilities:
Savings, NOW and market rate deposits	$807,874	$1,712	0.28%	$713,223	$2,247	0.42%
Other wholesale deposits	49,463	131	0.35%	68,691	174	0.34%
Wholesale deposits	19,459	68	0.47%	31,333	248	1.06%
Time deposits	197,607	1,217	0.82%	237,948	1,765	0.99%

Total interest-bearing deposits	1,074,403	3,128	0.39%	1,051,195	4,434	0.56%
Subordinated debt	22,035	852	5.16%	22,500	835	4.96%
Junior subordinated debentures	—	—	—	12,012	814	9.06%
Short-term borrowings	13,244	14	0.14%	10,110	19	0.25%
FHLB advances and other borrowings	165,717	2,808	2.26%	147,189	2,787	2.53%

Total Borrowings	200,996	3,674	2.44%	191,811	4,455	3.11%
Total interest-bearing liabilities	1,275,399	6,802	0.71%	1,243,006	8,889	0.96%
Noninterest-bearing deposits	319,767			281,714
Other liabilities	24,508			23,095

Total noninterest-bearing liabilities	344,275			304,809
Total liabilities	1,619,674			1,547,815
Shareholders’ equity	191,403			174,547

Total liabilities and shareholders’ equity	$1,811,077			$1,722,362

Interest income to earning assets			4.40%			4.74%
Net interest spread			3.69%			3.78%
Effect of noninterest-bearing sources			0.16%			0.21%

Net interest income/ margin on earning assets		$48,147	3.85%		$47,217	3.99%

Tax equivalent adjustment		$307	0.02%		$270	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Effect of Immaterial Correction of Accounting Error

Income Statement Effect	For The Three Months Ended June 30, 2012			For The Three Months Ended March 31, 2012			For The Three Months Ended December 31, 2011			For The Three Months Ended September 30, 2011
(dollars in thousands except share data)	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference
Net Income	$5,261	$5,345	$84	$5,235	$5,074	$(161)	$5,170	$5,004	$(166)	$5,022	$5,230	$208
Basic earnings per common share	$0.40	$0.41	$0.01	$0.40	$0.39	$(0.01)	$0.40	$0.39	$(0.01)	$0.39	$0.41	$0.02
Diluted earnings per common share	$0.40	$0.40	$—	$0.40	$0.39	$(0.01)	$0.39	$0.39	$—	$0.39	$0.41	$0.02

	For The Nine Months Ended September 30, 2011
	Originally Reported	Corrected	Difference
Net Income	$14,543	$14,598	$55
Basic earnings per common share	$1.15	$1.16	$0.01
Diluted earnings per common share	$1.15	$1.16	$0.01

Balance Sheet Effect	As of June 30, 2012			As of March 31, 2012			As of December 31, 2011			As of September 30, 2011
(dollars in thousands except share data)	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference	Originally Reported	Corrected	Difference
Total assets	$1,854,885	$1,853,355	$(1,530)	$1,838,075	$1,836,411	$(1,664)	$1,774,907	$1,773,373	$(1,534)	$1,757,119	$1,755,770	$(1,349)
Retained earnings	$132,837	$132,420	$(417)	$129,702	$129,201	$(501)	$126,582	$126,242	$(340)	$123,377	$123,203	$(174)
Cost of treasury stock	$29,789	$30,901	$1,112	$29,833	$30,995	$1,162	$29,833	$31,027	$1,194	$29,833	$31,008	$1,175
Shares of treasury stock	2,905,293	2,988,561	83,268	2,909,542	2,995,681	86,139	2,909,542	2,997,628	88,086	2,909,542	2,996,600	87,058